                                                                   EXHIBIT 10.91




                         LICENSE AND SERVICES AGREEMENT
                                     BETWEEN
                          WESTERN WIRELESS CORPORATION
                                       AND
                               AMDOCS (UK) LIMITED

                                TABLE OF CONTENTS

1.    SCOPE AND DEFINITIONS..............................................................................2

1.1      SCOPE...........................................................................................2
1.2      DEFINITIONS.....................................................................................2

2.    PURPOSE OF AGREEMENT...............................................................................6

2.1      PURPOSE OF AGREEMENT............................................................................6

3.    PRODUCT LICENSE....................................................................................7

3.1      GRANT OF LICENSE................................................................................7
3.2      USE OF LICENSE..................................................................................7
3.3      SOURCE/OBJECT CODE..............................................................................7
3.4      DOCUMENTATION...................................................................................8
3.5      WARRANTIES......................................................................................8

3.7      MAINTENANCE....................................................................................10
3.8      LICENSE FEES...................................................................................10
3.9      PAYMENT OF THE LICENSE FEE.....................................................................12

4.    PROJECT PLAN......................................................................................13

4.1      PHASES OF IMPLEMENTATION OF THE CUSTOMIZED PRODUCT.............................................13
4.2      DFD PROCEDURE..................................................................................13
4.3      CUSTOMIZATION AND CUSTOMIZATION ACTIVITIES.....................................................14
4.4      IMPLEMENTATION ACTIVITIES......................................................................15
4.5      SUPPORT SERVICES...............................................................................15
4.6      ACCEPTANCE TESTING.............................................................................15
4.7      ON-GOING SUPPORT...............................................................................16
4.8      CHANGE REQUEST PROCEDURE.......................................................................16
4.9      PROJECT MANAGEMENT.............................................................................17

5.    MAINTENANCE SERVICES..............................................................................18

5.1      MAINTENANCE SERVICES...........................................................................18
5.2      MAINTENANCE FEE................................................................................19

6.    HARDWARE AND THIRD PARTY SOFTWARE.................................................................20

6.1      PLATFORM.......................................................................................20
6.2      PLATFORM PURCHASE..............................................................................20
6.3      PLATFORM WARRANTY AND MAINTENANCE..............................................................20

7.    PAYMENT...........................................................................................21

7.1      RATES AND RELATED PAYMENTS.....................................................................21
7.2      INVOICING STANDARD.............................................................................21
7.3      PAYMENT IN ARREARS.............................................................................21
7.4      PRICE PROTECTION...............................................................................22
7.6      TAXES..........................................................................................22

8.    GENERAL TERMS AND CONDITIONS......................................................................23

8.1      TERM OF THE AGREEMENT..........................................................................23
8.2      ORDERS.........................................................................................23

8.3      INTELLECTUAL PROPERTY RIGHTS...................................................................24
8.4      TITLE..........................................................................................24
8.5      CONFIDENTIALITY................................................................................24
8.6      ENTICEMENT OF STAFF............................................................................25
8.7      WORK RULES AND ACCESS TO FACILITIES............................................................25
8.8      NO WAIVER......................................................................................26
8.9      LIABILITY......................................................................................26
8.10        CONFLICT OF INTEREST........................................................................27
8.11        FORCE MAJEURE...............................................................................27
8.12        SEVERABILITY................................................................................27
8.13        ENTIRE AGREEMENT AND CHANGES................................................................28
8.14        TERMINATION.................................................................................28
8.15        GOVERNING LAW, ESCALATION PROCEDURE AND ARBITRATION.........................................30
8.16        INDEPENDENT CONTRACTOR......................................................................31
8.17        ASSIGNMENT AND SUBCONTRACTS.................................................................31
8.18        INTELLECTUAL PROPERTY RIGHTS INDEMNITY......................................................33
8.19        SURVIVAL OF OBLIGATIONS.....................................................................33
8.20        HEADINGS NOT CONTROLLING....................................................................33
8.21        NOTICES.....................................................................................34
8.22        SUCCESSORS AND ASSIGNEES....................................................................34
8.23        NO THIRD PARTY BENEFICIARIES................................................................34
8.24        AUTHORITY...................................................................................35
8.25        EXECUTION OF THE AGREEMENT..................................................................35




APPENDIX 1-- ORDER NO. 1 (LICENSE AND SERVICES)

APPENDIX 2 -- ORDER NO. 2 (MAINTENANCE SERVICES)

APPENDIX 3 -- FORM OF OGS SERVICES ORDER

EXHIBIT A -- RATES AND EXPENSES

EXHIBIT B -- CONFIDENTIALITY AGREEMENT BETWEEN AMDOCS AND COMPANY

EXHIBIT C -- CONFIDENTIALITY AGREEMENTS WITH THIRD PARTY SUBCONTRACTORS

                                                                Ann. A to Exh. C


                         LICENSE AND SERVICES AGREEMENT

THIS LICENSE AND SERVICES AGREEMENT ("Agreement") is made as of the 2nd day of August, 1999 by and between:


WESTERN WIRELESS CORPORATION, a corporation incorporated under the laws of the State of Washington, having offices at 3650 131st Ave. SE, Ste. 400, Bellevue, Washington 98006, USA (hereinafter referred to as "COMPANY"); and


AMDOCS (UK) LIMITED, a company incorporated under the laws of England, having offices at Grand Building, 1-3 Strand, London WC2 N5EJ, England (hereinafter referred to as "AMDOCS").


WHEREAS AMDOCS is interested in licensing to COMPANY the use of AMDOCS' proprietary software products that are part of AMDOCS' sets of information systems known as the Ensemble, in providing to COMPANY the Customization Services, Support Services and Maintenance Services related to such software products, and in providing to COMPANY related third party hardware and software products, and has the right to do so, all pursuant to the terms and subject to the conditions of this Agreement; and


WHEREAS COMPANY is engaged in the business of providing wireless telecommunications services, and wishes to enter into an agreement with AMDOCS which will give COMPANY the right to purchase a license for the use of software products that are part of the Ensemble, as well as related Customization Services, Support Services and Maintenance Services, and related third party hardware and software products; and


WHEREAS in accordance with this Agreement and Order Nos. 1 and 2, attached hereto as Appendices 1 and 2 and made an integral part hereof, AMDOCS is providing to COMPANY, and COMPANY is acquiring from AMDOCS, the licenses, Customization Services, Support Services and Maintenance Services and third party hardware and software products specified in those Orders; and


WHEREAS AMDOCS and COMPANY agree that this Agreement will also provide a framework that will enable COMPANY to acquire from AMDOCS additional licenses, services, and third party hardware and software products, all pursuant to orders to be placed with AMDOCS in accordance with the terms and subject to the conditions of this Agreement;


NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. SCOPE AND DEFINITIONS

1.1       SCOPE

          For purposes of this Agreement, all terms defined herein shall have the meanings so defined unless the context clearly indicates otherwise. A term defined in the singular shall include the plural and vice versa when the context so indicates. References to Sections, Appendices and Exhibits are to sections, appendices and exhibits of and to this Agreement, except in any Order when references to Sections are to sections of the relevant Order, unless specified otherwise.

1.2       DEFINITIONS

1.2.1     ACCEPTANCE TEST; ACCEPTANCE TESTING; ACCEPTANCE

          "Acceptance Tests", "Acceptance Testing" and "Acceptance" are as defined in Section 4.6.

1.2.2     AMDOCS AFFILIATE

          "Amdocs Affiliate" means a company that controls, is controlled by, or is under common control with AMDOCS, where "control" means the holding of more than fifty percent (50%) of equity ownership.

1.2.3     ARBITRATOR

          "Arbitrator" is as defined in Section 8.15.3.

1.2.4     AUTHORIZED SUBCONTRACTORS

          "Authorized Subcontractors" are as defined in Section 8.17.3.

1.2.5     BILLING PERIOD

          "Billing Period" is as defined in Section 7.2.1.

1.2.6     COMPANY AFFILIATE

          "COMPANY Affiliate" means a company that controls, is controlled by, or is under common control with COMPANY, where "control" means the holding of more than fifty percent (50%) of equity ownership, or a joint venture or similar business relationship in which COMPANY has an interest and in which COMPANY is responsible for producing bills.

1.2.7     CUSTOMIZATION

          "Customization" means the modifications, additions or changes to the Licensed Products, as set forth in the DFS attached to or referenced in the applicable Order, prior to Acceptance (as defined hereinbelow).

1.2.8     CUSTOMIZATION SERVICES

          "Customization Services" are as defined in Section 4.3.1.

1.2.9     CUSTOMIZED PRODUCT

          "Customized Product" means the software modules required for operation of the Licensed Products to satisfy COMPANY's business needs and purposes, as shall be specified in the relevant DFS documents annexed to or referenced in applicable Orders from time to time, whether of generic nature or as specifically developed for COMPANY. "Customized Product" also refers to any part thereof.

1.2.10    DAD

          "DAD" means Detailed Architectural Design.

1.2.11    DFD

          "DFD" means the Detailed Functional Design phase of implementation of the Licensed Product, in which the specifications of the Customized Product designed to meet the business needs and requirements of COMPANY will be identified and then detailed in the DFS documents.

1.2.12    DFS

          "DFS" means the Detailed Functional Specifications, which are the direct result of the DFD.

1.2.13    ENSEMBLE

          "Ensemble" means AMDOCS' proprietary wireless, long-distance, paging, and other software products that exist from time to time.

1.2.14    ILF

          "ILF" means the Initial License Fee, as defined in Section 3.7.1 and determined in accordance with Section 3.7.2.

1.2.15   INDEX

         "Index" is as defined in Section 7.4.

1.2.16   INSTALLATION SITE

         "Installation Site" means the building location(s), specified by COMPANY, at which the Customized Product will reside.

1.2.17   INTELLECTUAL PROPERTY RIGHTS

         "Intellectual Property Rights" means patents, trademarks, trade names, copyrights, trade secrets, rights of privacy, rights of publicity, and other intellectual property and proprietary rights registered or enforceable in North America. and/or the United Kingdom.

1.2.18   LICENSE FEES

         "License Fees" means the license fees payable to AMDOCS in accordance with Section 3.7 hereunder and the applicable Order.

1.2.19   LICENSED PRODUCTS

         "Licensed Products" means the software modules which comprise the generic software products of AMDOCS which are part of the Ensemble. "Licensed Product" also refers to any part thereof when the context so requires.

1.2.20   MAINTENANCE FEE

         "Maintenance Fee" is as defined in Section 5.2.1.

1.2.21   MAINTENANCE PERIOD

         "Maintenance Period" means, initially, the term commencing upon expiration of the Warranty Period and ending one year later, and thereafter, each subsequent term of one (1) year.

1.2.22   MAINTENANCE SERVICES

         "Maintenance Services" means those services defined in Section 5.1.1 and to be provided by AMDOCS pursuant to Section 5 and an applicable Order.

1.2.23   OGS

         "OGS" means ongoing support, as defined in Section 4.7.1.

1.2.24   OGS SERVICES

         "OGS Services" are as defined in Section 4.7.3.

1.2.25   ORDER

         "Order" means a COMPANY document issued under Section 8.2, executed, confirmed or acknowledged in writing by both parties ordering a license to use a Licensed Product, a Customized Product, Customization Services, Support Services or Maintenance Services, or any combination thereof.

1.2.26   PLATFORM

         "Platform" means the hardware and any third party's system software, upon and in conjunction with which the Customized Product, will operate and which, pursuant to Section 6.1, will be installed by COMPANY in a detailed configuration to be mutually agreed upon by AMDOCS and COMPANY and to be specified in the DAD document.

1.2.27   SLF

         "SLF" means Subsequent License Fee, as defined in Section 3.7.1 and determined in accordance with Sections 3.7.4 and 3.7.5.

1.2.28   SUBSCRIBER

         "Subscriber" means any person or entity that has been assigned, directly or indirectly by COMPANY, a unique number for a wireless, long-distance, CLEC, ISP, data, paging or other telecommunications service (or combination thereof ) that is billed by COMPANY through the Customized Products. Each Subscriber shall be counted only as one, regardless of the number of services and type of service that COMPANY provides to such Subscriber, unless such Subscriber is assigned, directly or indirectly by COMPANY, more than one unique number for any particular service, in which case the number of Subscribers shall equal the number of unique numbers assigned by COMPANY. "Subscriber" shall not include any prepaid service accounts, or subscription for a service, telecommunications access line, service, or number that was disconnected for more than one (1) month. Actual Subscriber count will be verified by COMPANY's annual financial audit.

1.2.29   SUCCESSOR

         "Successor" shall have the meaning set forth in Section 8.17.2.

1.2.30   SUPPORT SERVICES

         "Support Services" are as defined in Section 4.5.1.

1.2.31   TERMINATE OR TERMINATION

         "Terminate" or "Termination" means the ending by COMPANY of this Agreement or any Order issued hereunder in accordance with Section 8.14.

1.2.32   TERRITORY

         "Territory" means North America.

1.2.33   VERIFICATION DATE

         "Verification Date" is as defined in Section 3.7.4.

1.2.34   WARRANTY; WARRANTY PERIOD

         "Warranty" and "Warranty Period" are as defined in Section 3.5.1.

2.       PURPOSE OF AGREEMENT

2.1      PURPOSE OF AGREEMENT

2.1.1 The purpose of this Agreement is to provide a framework which will, subject to the terms and conditions of this Agreement, give COMPANY the right to acquire from AMDOCS licenses to the Licensed Products and the related Customized Products, Customizations, Customization Services, Maintenance Services and Support Services.

2.1.2 Licenses or services of AMDOCS hereunder will be provided pursuant to Orders issued by COMPANY and accepted by AMDOCS (in accordance with the procedures specified in Section 8.2 and the other applicable terms and the conditions of this Agreement). Each Order will relate to the specific Licensed Product(s), Customized Products, Customization Services, Support Services or Maintenance Services as set out in Sections 3.1, 4.3, 4.5 and 5, respectively. Accordingly, and pursuant thereto, AMDOCS will provide COMPANY with the ordered license(s), Customization Services, Maintenance Services and Support Services as requested by COMPANY.

2.1.3 In addition to the above, COMPANY shall, except as provided herein, purchase, through AMDOCS, hardware components and standard third party's system software comprising parts of the Platform, and AMDOCS shall sell the same in accordance with and subject to the provisions of Section 6 and pursuant to an Order to be issued by COMPANY and accepted by AMDOCS.

3.       PRODUCT LICENSE

3.1      GRANT OF LICENSE

         Subject to the terms and conditions of this Agreement and the applicable Order(s) issued by COMPANY hereunder, AMDOCS shall grant to COMPANY a perpetual, non-exclusive and non-transferable (except as provided herein) license to use the Licensed Product(s) and/or the Customized Product(s) specified in such Order(s) in accordance with the provisions of this Agreement and the applicable Order, provided that the applicable fees are fully paid in accordance herewith. COMPANY has ordered a license for the Licensed Products, the Customized Products, and for related Customization Services and Support Services as specified in Order No. 1 (attached hereto as Appendix 1).

3.2      USE OF LICENSE

3.2.1 COMPANY hereby agrees to accept the license granted by AMDOCS under the specific Order(s) for the Licensed Product(s) and/or the Customized Product(s), to pay the License Fees specified therein, and to exercise such license only in accordance with the terms and conditions of this Agreement and the applicable Order.

3.2.2 COMPANY shall use each Licensed Product(s) and/or Customized Product(s) and all the information related thereto solely for COMPANY's businesses in accordance with the terms and conditions of this Agreement. COMPANY shall not use for or sublicense to any third party the Licensed Products, the Customized Product or any part thereof, and shall not allow their use by any third party without AMDOCS' prior written consent. Notwithstanding the foregoing, COMPANY Affiliates and COMPANY's Successor shall be entitled to order and use the Licensed Products and the Customized Products, subject to full compliance in writing by such COMPANY Affiliates and Successor with all the applicable terms and conditions of this Agreement.

3.2.3 Company may use the Licensed Products and the Customized Products from any of Company's data centers within the Territory and/or the UK to render bills for Subscribers located outside the Territory and, in such event, shall receive the full protection of AMDOCS' indemnification obligations under Section 8.17 for all such activities. In addition, if, but only if, AMDOCS advises Company in writing that it is able to extend such indemnification obligation to a location outside the Territory, Company shall be entitled to use the Licensed Products in such location outside the Territory to render bills to Subscribers with the full benefit of such indemnification obligations.

3.3      SOURCE/OBJECT CODE

         AMDOCS will provide COMPANY, upon Acceptance of the Customized Product, with all relevant source and object code of the Licensed Products and Customized Products delivered by AMDOCS (including all new releases and versions of the same as they become available, and all support files, configuration, and related components, not including third party software, necessary for the operation and maintenance of the Licensed Products and Customized Products.

3.4      DOCUMENTATION

         AMDOCS will provide COMPANY with the associated documentation for the Customized Product delivered under the applicable Orders hereunder in a computer-readable format in English, as shall be specified in an annex to the applicable Order.

3.5      WARRANTIES

3.5.1 Unless otherwise specified in an Order, AMDOCS will provide COMPANY with a warranty for each Licensed Product (the "Warranty") for a period of six
(6) months after Acceptance of the Customized Product by COMPANY (the "Warranty Period") by providing, at no cost to COMPANY, Maintenance Services as specified in Section 5.1.3 for defects reported by COMPANY in writing during the Warranty Period.

3.5.2    Year 2000 Compliance

         a) AMDOCS warrants that the Licensed Product and Customized Product, as further specified in the DFS, is "Year 2000 Compliant", which means the Licensed Product and Customized Product are able to:

               (One) correctly and unambiguously handle and process date information before, during and after January 1, 2000. This includes, but is not limited to, accepting date input, providing date output, storing and retrieving dates and the ability to perform calculations on dates or portions of dates;

               (Two) correctly process functions that are programmed to commence and/or end on a particular date, including, but not limited to month-end, year-end, leap year and any combination thereof, irrespective of the change in the century identifier;

               (Three) function accurately and without interruption before, during, and after January 1, 2000 without any change in operations and/or parameters associated with the advent of the new century; and

               (Four) respond, in the manner to be defined in the DFS, to two-digit year date input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner; and to store and provide output of date information in ways that are unambiguous as to the century.

         b) COMPANY shall provide AMDOCS with a suitable testing environment and data to enable AMDOCS to test the conformity of the Customized Product with such warranty, in accordance with a timetable agreed between the parties. Such environment should be identical or substantially similar to COMPANY's overall environment for all of COMPANY's activities.

         c) In the event of any breach of the foregoing warranty, AMDOCS will promptly correct, at no charge, any problems with respect to the foregoing to achieve compliance therewith, provided the error is reported to AMDOCS within the Warranty Period.


         iv) AMDOCS does not make any representations or warranties as to the ability of the Customized Product to be Year 2000 Compliant when used or interfaced with other system(s), software, hardware, data or equipment which is not Year 2000 Compliant or which does not have a properly functioning wrapper allowing correct exchange of date-related data, unless such a wrapper is part of the Customized Product. Operability with external interfaces is subject to be predefined in the DFS and in accordance therewith. Furthermore, the Year 2000 warranties above shall not apply in the event that the Platform or any module of the Licensed Products or Customization is altered, modified or adjusted in a manner that directly or indirectly affects Year 2000 compliance, and such alteration, modification or adjustment is made by COMPANY or any third party without AMDOCS' prior written consent.


         AMDOCS will have no liability for the Year 2000 readiness of, or for any Year 2000 defect or error or deficiency in any system, software or service which is not provided by AMDOCS under this Agreement.

3.5.3    AMDOCS further represents and warrants to COMPANY as follows:

3.5.3.1 AMDOCS owns or possesses all necessary licenses or other valid rights to use and license all Licensed Products and Customized Products, and all Licensed Products, Customized Products and Customizations shall not infringe or misappropriate any Intellectual Property Right of any third party, and the Customization Services, Maintenance Services and Support Services shall not cause any such infringement or misappropriation or constitute unfair competition of any kind.

3.5.3.2 The execution, delivery, and performance of this Agreement (i) have been authorized by all necessary action, if any; (ii) do not violate any law, rule, or regulation or the terms of any order, judgment, or decree to which AMDOCS is subject, or the terms of any material agreement to which AMDOCS or any of its assets may be subject; and (iii) are not subject to the consent, approval, or other action of any third party.

3.5.3.3 This Agreement is a valid and binding obligation of AMDOCS, enforceable against AMDOCS in accordance with its terms.

3.5.3.4 All Customization Services, Maintenance Services and Support Services shall be performed in a professional manner, shall be of a high grade, nature, and quality, and shall conform in all material respects with the requirements of this Agreement and the Orders.

3.5.4 DISCLAIMER

         THE FOREGOING WARRANTIES (AND ANY OTHER WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT) ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL, WRITTEN, EXPRESS, IMPLIED OR STATUTORY. THERE ARE NO OTHER WARRANTIES. WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER STATUTORY WARRANTIES OF ANY KIND ARE HEREBY WAIVED. COMPANY EXPRESSLY AGREES THAT AMDOCS DOES NOT REPRESENT OR WARRANT THAT THE LICENSED PRODUCTS OR THE CUSTOMIZED PRODUCTS WILL OPERATE ON COMPUTER HARDWARE OR OPERATING SYSTEMS OTHER THAN THE PLATFORM.

3.6      MAINTENANCE

         AMDOCS shall provide to COMPANY Maintenance Services in accordance with the provisions of Section 5 and an applicable Order.

3.7      LICENSE FEES

3.7.1 The License Fee to be paid by COMPANY for the license to use a Licensed Product and related Customized Product(s) will be specified in the applicable Order. The License Fee shall be comprised of an Initial License Fee ("ILF") and Subsequent License Fee ("SLF").

3.7.2 The ILF for a use of a Licensed Product by COMPANY inside the Territory and related Customized Product(s) will be determined based on the number of Subscribers in the Territory for which COMPANY desires to acquire the right to use such Licensed Product and related Customized Product(s) at the time an Order for that Licensed Product and related Customized Product(s) is issued, but not less than the actual number of COMPANY's Subscribers at such time, as represented by COMPANY to AMDOCS and specified in the Order for the Licensed Product and related Customized Products. The license fee is a cumulative fee comprised of the relevant base fee and incremental fees for the relevant number of Subscribers.

3.7.3 The ILF for a use of a Licensed Product by COMPANY in any market outside the Territory will be based on the number of Subscribers in such market at the time the Licensed Product is first used. In the event that such a market contains more than 100,000 Subscribers, then COMPANY shall pay ILF as calculated in Order No. 1 and shall pay SLF at a rate of 85% of the SLF table as specified in Order No. 1. In the event that the number of Subscribers in such a market is less than or equal to 100,000, then COMPANY: (i) shall not be required to pay ILF, and (ii) shall pay SLF for the actual number of such Subscribers at the SLF rate table in Order No. 1; provided, however, that such rates shall commence from the first such Subscriber upwards, rather than commencing at 800,000 Subscribers, and shall be calculated in accordance with 85% of the SLF table in Order No. 1, always commencing with a deemed 800,000 subscribers and adding the actual number of Subscribers. The number of Subscribers shall be calculated annually in accordance with Section 3.8.4.

3.7.4 COMPANY's number of Subscribers (as specified in the applicable Order for a Licensed Product and related Customized Product(s) and/or Customizations) will be reviewed annually, commencing on the first business day after issuance of COMPANY's annual financial statements following execution of such Order but not later than April 15th of each year (the "Verification Date"). The number of Subscribers as of each Verification Date shall be notified by COMPANY to AMDOCS, and certified to AMDOCS by COMPANY's independent auditors within sixty (60) days of the Verification Date. COMPANY will ensure that such certification shall be made directly by such auditors to AMDOCS within such sixty (60) day period.

3.7.5 If the number of COMPANY's Subscribers at the time of such annual review, as compared to the number of Subscribers at the later of the time the Order for the Licensed Product was issued or as at the previous Verification Date has increased, then COMPANY will pay AMDOCS SLF in accordance with such increase unless otherwise specified an applicable Order. The amount of SLF to be paid, based on increments of increased numbers of Subscribers, will be specified in such Order.

3.7.6 The license fees for a COMPANY Affiliate that uses a Licensed Product will be based on the number of Subscribers of such COMPANY Affiliate on the date the applicable Licensed Product is first used (the "Affiliate Subscribers"). If the number of Affiliate Subscribers is greater than the number of COMPANY Subscribers on the last

Verification Date, then the COMPANY Affiliate shall be required to pay ILF and SLF as specified in Order No. 1. If the number of Affiliate Subscribers is less than or equal to the number of COMPANY Subscribers on the last Verification Date, then such COMPANY Affiliate (i) shall not be required to pay ILF, and (ii) shall pay SLF for the number of Affiliate Subscribers, as specified in Order No. 1.

3.7.7 A COMPANY Successor that uses a Licensed Product will not be required to pay any additional license fees in order to continue to use the Licensed Product (except for the normal Subsequent License Fees provided for herein); provided, however, that such COMPANY Successor may only use such Licensed Product in the locations in which COMPANY and its Affiliates are using the Licensed Product at the time the rights of COMPANY under this Agreement are assigned to COMPANY Successor. If COMPANY Successor desires to use the Licensed Product in locations other than those used by COMPANY and its Affiliates at the time the rights of COMPANY under this Agreement are assigned to COMPANY Successor, COMPANY Successor will be required to pay an additional license fee as mutually agreed between COMPANY Successor and AMDOCS.

3.7.8 Upon reasonable prior notice, AMDOCS shall have the right, once annually, through an independent auditor to be appointed by AMDOCS at AMDOCS' expense, to audit during normal business hours COMPANY's records relating to COMPANY's number of Subscribers. If the number of Subscribers revealed by such annual audit is five (5%) percent or more than the number provided to AMDOCS by COMPANY's annual audit, then without derogating from AMDOCS' rights hereunder, COMPANY shall pay SLF in accordance with the results and reimburse AMDOCS the costs of such independent audit.

3.8      PAYMENT OF THE LICENSE FEE

3.8.1 The ILF for each Licensed Product will be paid by COMPANY pursuant to the payment schedule specified in each applicable Order.

3.8.2 Unless otherwise specified in an applicable Order, COMPANY will pay SLF in its entirety to AMDOCS no later than sixty (60) days following the Verification Date, in accordance with the provisions of Sections 3.7.4 and 3.7.5.

3.8.3 Upon expiration or other termination of this Agreement, COMPANY's obligation to pay ILF and SLF shall expire.

4.       PROJECT PLAN

4.1      PHASES OF IMPLEMENTATION OF THE CUSTOMIZED PRODUCT

4.1.1 The timetable and the phases for the implementation of the Customized Product specified in an Order will be agreed upon between the parties and specified in writing to be annexed to the DFS.

4.1.2 The parties will also agree
on an implementation plan, roles and responsibilities for tasks, dependencies between tasks and time schedules. Specific implementation tasks will be allocated to COMPANY and AMDOCS personnel as shall be agreed upon between the parties. COMPANY acknowledges that its implementation work is a pre-condition for AMDOCS' preparation of the Customized Product for installation and Acceptance Testing.

4.2      DFD PROCEDURE

4.2.1 AMDOCS and COMPANY shall jointly carry out the DFD procedure. AMDOCS' services with respect to the DFD shall be ordered by COMPANY by issuing an Order.

4.2.2 During the DFD, the parties shall:

         a) verify the functionalities for the Customized Product designed to meet COMPANY's business needs. Such functionalities will be specified in the DFS; and

         b) determine the detailed hardware and third party's system software configurations required to meet COMPANY performance needs from the Customized Product in accordance with the DFS, based upon the information provided by COMPANY to AMDOCS. Such configuration shall be set forth in the DAD document.

4.2.3 At the conclusion of the DFD, AMDOCS shall submit the DFS to COMPANY for COMPANY's approval. COMPANY agrees to respond to all of AMDOCS' requests in a timely manner, and to review and make commercially reasonable efforts to either approve or reject the DFS within fourteen (14) days of submission. In the event that COMPANY rejects the DFS or any part thereof, COMPANY shall promptly provide to AMDOCS a detailed written list of the rejected items and explanations for the reasons for rejection of such items. The parties acknowledge that failure to approve or reject the DFS within that time period may jeopardize compliance with the project timetable agreed between the parties.

4.3      CUSTOMIZATION AND CUSTOMIZATION ACTIVITIES

4.3.1 AMDOCS, as part of its services for providing COMPANY with the Customization ("Customization Services," as specified in Section 4.3.2), shall modify the Licensed Products to create the Customized Product in accordance with the DFS and the applicable Order. Details of the Customization shall be determined during the DFD and specified in the DFS. Customization Services shall be ordered by COMPANY by issuing an Order. COMPANY has ordered Customization Services pursuant to Order No. 1 (attached hereto as Appendix 1).

4.3.2 The Customization Services include the following activities:

         a) Detailed Programming Design (DPD), which is the technical design for implementing the functions specified for the Customized Product, including the adjustments to the Database ERD and the Customized Product documentation;

         b) Programming, testing and documenting changes to the Licensed Products as required to produce the Customized Product in accordance with the DFS;

         c) Programming, testing and documenting the Database ERD as required to produce the Customized Product;

         d) Preparation and delivery of software documentation for the Customized Product on or before installation;

         e) Provision of the source code of the Customized Product;

         f) Designing, documenting and executing a modular test for each module of the Customized Product;

         g) Designing, documenting and executing an integration system test of the Customized Product; and

         h) Delivery of the Customized Product.

         i) Configuring, optimizing, and documenting the production environment for efficient operation of the system.

         j) Development and delivery of technical and user training materials suitable for the initial training of system users and technical Information Technology support personnel.

4.4      IMPLEMENTATION ACTIVITIES

         AMDOCS will assume overall responsibility for the implementation activities; provided, however, that COMPANY and AMDOCS will each perform their respective tasks required for implementation of the Customized Product at COMPANY, in accordance with the roles and responsibilities document to be attached as an annex to each applicable Order.

4.5      SUPPORT SERVICES

4.5.1 During the term of this Agreement, COMPANY shall be entitled to request from AMDOCS support services required for the implementation activities, the OGS Services and any other software-related services required by COMPANY ("Support Services", as described in greater detail in Section 4.7.)

4.5.2 Support Services shall be ordered by COMPANY by issuing an Order. COMPANY has ordered Support Services pursuant to Order No. 1 (attached hereto as Appendix 1).

4.6      ACCEPTANCE TESTING

4.6.1 COMPANY will perform with respect to the Customized Product delivered hereunder acceptance testing procedures ("Acceptance Testing" or "Acceptance Tests"), during a period of thirty (30) consecutive days, to ascertain whether the Customized Product operates in accordance with the DFS. COMPANY will develop and define the Acceptance Testing procedures to be used. AMDOCS will assist COMPANY in developing an applicable Acceptance Testing plan in accordance and consistent with the DFS. Such user Acceptance Testing plan will be utilized during the Acceptance Testing procedures and may be modified as necessary in the COMPANY's reasonable judgement to determine if the Customized Product operates in accordance with the DFS. Acceptance Testing will commence within ten (10) days of the date AMDOCS notifies COMPANY of the installation of the Customized Product.

4.6.2 On a date prior to performance of Acceptance Testing, to be agreed between the parties, but no later than sixty (60) days prior to the scheduled installation of the Customized Product for Acceptance Testing (unless otherwise agreed by the parties), COMPANY will provide AMDOCS with data for conversion purposes, and AMDOCS and COMPANY shall perform such conversion of data in accordance with their respective activities as set forth in the roles and responsibilities document attached to the applicable Order.

4.6.3 During the Acceptance Testing, COMPANY will notify AMDOCS promptly in writing of any inconsistency(ies) with the DFS found by COMPANY, and AMDOCS, as part of its Customization Services, will correct such inconsistency(ies) and AMDOCS will deliver and implement the resulting corrections. The Customized Product shall be accepted ("Accepted" or "Acceptance"):

         (i) when COMPANY determines and notifies AMDOCS in writing that such Customized Product meets the requirements of the user Acceptance Testing plan referred to in Section 4.6.2 in all material aspects, such Acceptance cannot be unreasonably withheld; or


         (ii) if COMPANY commences operational use of the Customized Product, then (a) COMPANY shall provide a list of errors to AMDOCS, and AMDOCS shall correct such errors promptly; (b) Acceptance shall occur on the earlier of the expiration of ninety (90) days of operational use or upon AMDOCS' correction of substantially all such errors identified by COMPANY; and (c) notwithstanding anything to the contrary in this Agreement, the Warranty Period shall be extended by one half (1/2) of the time between the commencement of operational use and Acceptance.

4.6.4 AMDOCS will assist COMPANY with respect to Acceptance Testing and preparations thereto by providing Support Services as ordered by COMPANY in accordance with the applicable Order.

4.7      ON-GOING SUPPORT

4.7.1 Prior to commencement of Acceptance Testing of the Customized Product, COMPANY will set up an on-going support ("OGS") team to be chaired by the head of COMPANY's Information Technology Department and comprised of COMPANY and AMDOCS personnel who are acquainted with the Customized Product, subject to
Section 4.7.3.

4.7.2 The head of COMPANY's Information Technology Department will be responsible for contact with AMDOCS in respect of AMDOCS' undertakings to provide Maintenance Services and OGS activities as specified herein. It is the parties' intention that the OGS team will function as an intermediary between AMDOCS and the various persons/users in COMPANY, collecting and providing AMDOCS with as much relevant information as reasonably possible regarding any reported error, its occurrence and its impact.

4.7.3 During the term of this Agreement, COMPANY shall be entitled to request from AMDOCS services with respect to OGS activities and personnel for the OGS team ("OGS Services"). OGS Services shall be ordered by COMPANY by issuing an Order in writing from COMPANY's head of Information Technology Department. COMPANY shall be entitled to order OGS Services pursuant to the form of Order attached hereto as Appendix 3.

4.8      CHANGE REQUEST PROCEDURE

         The parties agree that it is in their mutual interest to minimize the changes made to the Licensed Products. Requests by COMPANY for changes to the Licensed

          Products not initially considered by the parties as part of the scope of the Customized Product or Customization Services to be provided hereunder or changes after the approval of the DFS will be deemed to be a Change Request. For this purpose, the parties agree that Change Requests may be made by COMPANY, but only subject to the following procedure:

4.8.1 The parties will establish a joint committee to deal with any Change Request;

4.8.2 Every Change Request will be submitted in writing by COMPANY to AMDOCS including a detailed description of the change and the reason for it, and shall be signed by the head of COMPANY's IT department;

4.8.3 AMDOCS will review such Change Request and provide COMPANY with an initial cost estimate and anticipated schedule and Platform changes as a result of implementing such change;

4.8.4 COMPANY will then decide whether to implement the change or ask AMDOCS to perform a detailed design relating to such a change in order to provide COMPANY with a more refined cost estimate and schedule change; and

4.8.5 All AMDOCS activities relating to Change Requests (including the implementation of such changes) will be considered Support Services. AMDOCS shall undertake no work unless authorized in writing by the head of COMPANY's Information Technology Department.

4.9      PROJECT MANAGEMENT

         COMPANY and AMDOCS will each designate a Project Manager to coordinate the work to be performed under this Agreement and Orders issued and accepted hereunder. With respect to each Order, AMDOCS may not replace its Project Manager without the consent of COMPANY, which consent shall not be unreasonably withheld. The Project Managers will meet on a regular basis to discuss and review the progress of the work by both parties under the applicable Orders.

5.       MAINTENANCE SERVICES

5.1      MAINTENANCE SERVICES

5.1.1 AMDOCS will provide maintenance services with respect to the Licensed Products, consisting of correction of errors found in modules of the current version of such products, provision of improvements, enhancements, modifications and new releases (not including major new modules defined by AMDOCS as separately priced components of the Licensed Product or the Ensemble modules), and reasonable consultation by telephone ("Maintenance Services"), subject to payment of the Maintenance Fees as set forth hereinafter. COMPANY shall order Maintenance Services pursuant to an Order hereunder. COMPANY has ordered Maintenance Services pursuant to Order No. 2 (attached hereto as Appendix 2).

5.1.2 Maintenance Services hereunder shall commence (provided an applicable Order has been issued and accepted as aforesaid) upon expiration of the Warranty Period. Maintenance Services hereunder shall be available during the term of this Agreement, provided that all Maintenance Fees are duly paid, and further provided there is no termination of the Maintenance Services during that period.

5.1.3 The procedure for error correction shall be as follows: the OGS team (referred to in Section 4.7.1) shall be notified of the error condition discovered; the OGS team will endeavor to determine the source of such error condition, whether it is in the Platform, in one of the modules of the Licensed Products, an operational error, or some other source; in the event that one of the Licensed Products is the source for said error condition, the OGS team will notify AMDOCS promptly of said error and provide AMDOCS, in reasonable detail, with all the information obtained by it with respect to such error, in order to assist AMDOCS to correct such error; AMDOCS will identify the cause for the error and will provide the solution and programs required to correct such error and to perform cleanup to the OGS team; the OGS team will run such programs to
(a) implement the correction and (b) implement any clean-up activity required. If it is found that an error condition which was reported to AMDOCS is not an error in the Licensed Product (unless otherwise specified in the applicable Order, Maintenance Services are provided for the Licensed Product, only), AMDOCS will have the right to charge COMPANY for the time spent in handling and diagnosing the matter, at its hourly rates set out in Exhibit A.

5.1.4 The Warranty and the Maintenance Services shall apply to all modules of the Licensed Products, including those that are altered, modified or adjusted in any manner by COMPANY. In the event that any services are rendered by AMDOCS to COMPANY resulting from or caused by modifications, alterations, or adjustments of the Licensed Products that were not made by AMDOCS, then AMDOCS shall charge COMPANY for such services at its hourly rates set out in Exhibit A. In the event that COMPANY and AMDOCS enter into a joint project, then the portion of the project for which AMDOCS shall provide Maintenance Services will be specified in the Order.

5.2      MAINTENANCE FEE

5.2.1 The consideration for the Maintenance Services ("Maintenance Fee") for each Maintenance Period for which Maintenance Services are ordered by COMPANY shall be an amount equal to the lower of: (i) fifteen percent (15%) of AMDOCS' discounted License Fees for the applicable Licensed Product; or (ii) the Maintenance Fee for the previous year plus ten percent (10%). The Maintenance Fee for the first Maintenance Period shall be fifteen percent (15%) of AMDOCS' discounted License Fees for the applicable Licensed Products. Notwithstanding the foregoing, the annual Licensed Product Maintenance Fee for each COMPANY Affiliate shall be an amount equal to fifteen percent (15%) of AMDOCS' discounted License Fees for the applicable Licensed Product. On an ongoing yearly basis, the calculation of the Maintenance Fee will take into account all such License Fees, including ILF and SLF.

5.2.2 If under any applicable Order the Maintenance Services will include services for the Customized Product, the Maintenance Fee will include, in addition to the above annual Maintenance Fee, (i) ten (10%) percent of the applicable Customization Services fees for the first three (3) years after the end of the Warranty Period; and (ii) seven and one-half (7.5%) percent of the applicable Customization Services fees for the next three (3) years; and (iii) zero (0%) percent thereafter. The Maintenance Fees in this Section shall also apply to separate modules of the Customized Product, until AMDOCS incorporates such separate modules into the generic ENSEMBLE modules. At such time, even if during the timeframes specified in sub-sections 5.2.2(i) and 5.2.2(ii), COMPANY will not be required to pay Maintenance Fees for Maintenance Services for such modules.

5.2.3 The Maintenance Fee for each Maintenance Period will be invoiced and paid by COMPANY in advance in two (2) semi-annual equal installments, the first payable on or before the commencement of the Maintenance Period and the second within six (6) calendar months of the commencement of that Maintenance Period or of the previous payment date, as the case may be.

5.2.4 If, for any reason, COMPANY did not request that Maintenance Services commence upon conclusion of the Warranty or has terminated or not renewed a Maintenance Services Order, or if, after some period of time during which COMPANY does not request from AMDOCS Maintenance Services, COMPANY requests AMDOCS to commence (or, as the case may be, to recommence) Maintenance Services, AMDOCS, at its discretion and notwithstanding anything to the contrary herein, may agree to provide such services.

6.       HARDWARE AND THIRD PARTY SOFTWARE

6.1      PLATFORM

         COMPANY undertakes to install at the Installation Site(s) the Platform as required for the installation and proper operation of the Customized Product, in a detailed configuration to be mutually agreed upon by AMDOCS and COMPANY and to be specified in an annex to the applicable Order.

6.2      PLATFORM PURCHASE

         COMPANY shall purchase through AMDOCS third party hardware and software components comprising parts of the Platform; provided, however, that AMDOCS shall not purchase such hardware and software without prior written approval of COMPANY, and further provided that if COMPANY is able to secure such hardware and software at a lower cost, COMPANY shall have the option of making the purchase from the lower cost provider. In the event that third party hardware and software components are purchased through AMDOCS, AMDOCS will purchase components through suppliers acceptable to COMPANY. Regardless of the method of purchase, COMPANY shall retain title to all components comprising the Platform.

6.3      PLATFORM WARRANTY AND MAINTENANCE

         COMPANY acknowledges that the Platform warranty and maintenance are to be supplied by the relevant manufacturers/vendors. All of the terms and conditions governing the supply of such Platform, warranty and maintenance shall be on such terms and conditions as agreed between such manufacturers/vendors and COMPANY.

7.       PAYMENT

7.1      RATES AND RELATED PAYMENTS

7.1.1 Payment by COMPANY for all of AMDOCS' Licensed Products, Customization Services and Support Services shall be as follows:

         a) Licenses -- in accordance with Section 3.8;

         b) Maintenance Services -- in accordance with Section 5.2.1 hereinabove; and

         c) Customization Services and Support Services relating to the Licensed Products to be used in the Territory-as specified in the applicable Order, either on a fixed fee basis, or on a time and materials basis in accordance with the rates specified in Section 1 of Exhibit A.

7.1.2 Unless otherwise specified in an applicable Order, COMPANY shall reimburse AMDOCS for the travel and associated living expenses of AMDOCS' personnel providing services relating to the Licensed Products to be used in the Territory pursuant to this Agreement in accordance with the provisions of Sections 2 and 3 of Exhibit A to the extent that such expenses have been authorized in advance by COMPANY.

7.2      INVOICING STANDARD

7.2.1 The License Fees and Maintenance Fee will be invoiced as provided for hereinabove. Services provided by AMDOCS on a fixed fee basis will be invoiced in accordance with the schedule contained in each applicable Order. Services provided by AMDOCS on a time and materials basis will be invoiced in twelve (12) invoices per year, each invoice to cover four (4) or five (5) whole weeks ("Billing Period").

7.2.2 At the end of each Billing Period, AMDOCS will submit to COMPANY an invoice which will consist of the final amount due to AMDOCS for services performed under this Agreement during the Billing Period. COMPANY will pay each invoice submitted to it within sixty (60) days of its submission to COMPANY. AMDOCS will issue invoices in U.S. dollars and all payments under this Agreement will be made in U.S. dollars directly to AMDOCS' bank account (the details of which will be provided in writing by AMDOCS to COMPANY).

7.3      PAYMENT IN ARREARS

         Notwithstanding any other remedies available to AMDOCS under this Agreement or under applicable law, payment in arrears shall bear interest from the date invoice is received at the rate of two (2) percent per annum above the prime rate of Chase Manhattan Bank as quoted by the Wall Street Journal on the date of the applicable invoice, unless the amount in arrears is disputed in good faith and until such dispute is resolved. However, the undisputed amounts shall be paid by COMPANY without delay as aforesaid and, if AMDOCS' claim for payment of the disputed amount in arrears is resolved in favor of AMDOCS, COMPANY shall pay AMDOCS said interest as if such unpaid amount was not disputed at all. Additionally, and without affecting the foregoing, COMPANY's failure to pay any undisputed payment under this Agreement within one-hundred and twenty (120) days after such payment becomes due shall be considered a material breach of this Agreement by COMPANY.

7.4      PRICE PROTECTION

         The rates, payments and charges referred to in Section 7.1 and other charges set forth in this Agreement and the Orders attached hereto are fixed for one year from January 1st of each year. Upon ninety (90) days' prior written notice to COMPANY, said rates, fees and charges may be changed once in any period of one year in accordance with the annual percentage change (related to the twelve month period preceding such increase) in the U.S. Consumer Price Index-All Urban Consumers, U.S. City Average, as published by the Bureau of Labor Statistics, U.S. Department of Labor (the "Index") plus five percent (5%). However, if the annual percentage change in the Bureau of Labor Statistics, U.S. Department of Labor for computer software professionals will increase fifteen (15%) percent above the Index, the parties will discuss a larger increase. If the parties cannot agree on such larger increase, the matter shall be resolved in the manner provided for in Section 8.15 for the settlement of disputes.

7.5      TAXES

         AMDOCS' rates, fees and other charges set forth in the Agreement do not include value added tax, sales tax, consumption tax and similar taxes or duties as well as any city, municipal, state or corporate taxes or any withholding taxes, whether currently imposed or to be imposed in future, other than taxes due upon AMDOCS' net income or the Washington State business and occupation tax. If any such tax or duty is found to be applicable, the appropriate amount of tax or duty shall be invoiced to and paid by COMPANY to AMDOCS at the same time and on the same conditions as applied to the payment due.

8.       GENERAL TERMS AND CONDITIONS

8.1      TERM OF THE AGREEMENT

         This Agreement shall become effective as of the date of execution hereof by both parties and shall continue for a period of eight (8) years unless terminated by mutual written consent of both parties or ended otherwise as provided for in this Agreement.

8.2      ORDERS

8.2.1 The procurement by COMPANY from AMDOCS of licenses to use the Licensed Products and related Customized Products, Customization Services, Maintenance Services or Support Services hereunder shall be done by the issuance and acceptance of Orders. Each Order shall be deemed to incorporate (1) the terms and conditions of this Agreement, to the extent applicable; (2) the DFS applicable to such Order, if any; and (3) any relevant subordinate documents attached to or referenced in such Order.

8.2.2 Subject to the provisions of Section 8.13, each Order and this Agreement shall constitute the entire agreement between COMPANY and AMDOCS relating to a particular Order. However, in case of any inconsistency or contradiction between the provisions of this Agreement and the provisions of an Order, the provisions of the Order will prevail as to the subject matter of such inconsistency. An Order may not be modified or amended except as mutually agreed in writing by COMPANY and AMDOCS.

8.2.3 Each Order shall include such specific provisions as agreed upon by the parties and as required by the applicable Sections of this Agreement and its Exhibits. The parties agree that special provisions may be necessary to provide for specific conditions associated with the Customized Product, Support Services, Customization Services or Maintenance Services, and that the required special provisions that the parties agree upon shall pertain solely to the Customized Product, Support Services, Customization Services or Maintenance Services respectively covered by such Order(s).

8.2.4 In the event that an Order is not accepted or rejected by AMDOCS within thirty (30) days of its receipt by AMDOCS, such Order will be deemed rejected. AMDOCS may reject an Order if it is not reasonably feasible or practical for AMDOCS to accept such Order as a result of the time schedule for performance of such Order, the nature of the services requested by COMPANY or the fees proposed, or if such Order is not consistent with the provisions of this Agreement. An Order will be binding upon the parties only if executed, confirmed or acknowledged in writing by both parties. Execution, confirmation or acknowledgment in writing of an Order by both parties will bind both parties to honor dates, amounts and other ordering information shown on the Order, including supplemental provisions contained therein.

8.2.5 Order Nos. 1 and 2 are attached hereto as Appendices 1 and 2, respectively. Such Orders are being accepted and executed by the parties simultaneously with their execution of this Agreement.

8.3      INTELLECTUAL PROPERTY RIGHTS

8.3.1 COMPANY acknowledges AMDOCS' claim that copyright, trade secrets, trademarks and any other intellectual property rights as the case may be, subsists in the Ensemble, the Licensed Products, and that COMPANY shall have neither copyright nor ownership or any such other intellectual property right in the Ensemble, the Licensed Products and any enhancements thereto or derivatives thereof (subject to Section 8.3.2 below). Notwithstanding the foregoing, COMPANY shall retain all right, title and interest in and to all COMPANY Intellectual Property Rights, and AMDOCS does not acquire any right, title or interest, express or implied, in any COMPANY Intellectual Property Rights.

8.3.2 AMDOCS hereby assigns and will take all reasonable steps necessary to assign its right, title and interest in and to the Customization to COMPANY. Such Customization shall be deemed to be a work made for hire. Unless otherwise specified in an Order, AMDOCS shall have no license or right to use, market, sell, distribute or otherwise exploit any Customizations. AMDOCS shall have the right to redevelop any part of the Customizations and to market, license, sell and/or distribute such redevelopments to AMDOCS' customers.

8.4      TITLE

         Title to the Licensed Products and any enhancements thereto or derivatives thereof shall remain with and belong to AMDOCS and shall not pass to COMPANY. COMPANY expressly acknowledges that its right to use the Licensed Products and the Customized Product in accordance with the terms of this Agreement, does not extend to, or encompass, title to or ownership of such products, except as provided in Section 8.3.2.

8.5      CONFIDENTIALITY

8.5.1 The provisions of the Confidentiality Agreement between the parties dated as of January 14, 1997, a copy of which is attached hereto as Exhibit B, shall apply with regard to the performance of this Agreement by the parties hereto. Such provisions shall survive the expiration of or termination of this Agreement or any Order for any reason whatsoever. Any subcontractors of or other third parties who have a need to know or may have access to AMDOCS' or COMPANY's proprietary and confidential information shall first sign AMDOCS' or COMPANY's non-disclosure agreement, as applicable, in the forms attached hereto as Exhibit C, or a comparable document containing similar protections.

8.5.2 Prior to providing any third party with access to the source code of the Customized

Product, COMPANY shall first inform AMDOCS of the identity of such third party. In the event that AMDOCS determines that such third party is an AMDOCS Competitor (as defined hereinafter in this Section 8.5.2), AMDOCS shall so inform COMPANY and COMPANY shall not provide such third party with access to the source code of the Licensed Products and/or the Customized Product. For purposes of this Section 8.5.2, an "AMDOCS Competitor" is any third party that licenses and/or develops customer care and/or billing systems for telecommunications.

8.6      ENTICEMENT OF STAFF

         Each of the parties agrees not to hire or employ any of the other party's employees or their respective subcontractors' employees who are assigned full or part-time to activities which are part of the performance of this Agreement, except by mutual written consent of such other party, within two (2) years of such employee or subcontractor's employee ceasing to be employed by his/her respective employer. The provisions of this Section 8.6 shall survive the expiration or termination of this Agreement or any Order for any reason whatsoever and shall remain in full force and effect for a period of two years thereafter.

8.7      WORK RULES AND ACCESS TO FACILITIES

8.7.1 Each party's respective employees or representatives who use the other party's premises or facilities hereunder will be subject to the reasonable restrictions imposed by the other party. Such employees or representatives will comply with all reasonable rules applicable to the host COMPANY's employees.

8.7.2 Each party acknowledges that the performance by the other party of such other party's obligations hereunder requires information and cooperation between the parties. Without limitation to each party's rights under this Agreement, each party shall provide complete, timely and accurate information regarding its requirements and all other data and information necessary for the performance by the other party of its obligations hereunder and under the applicable Orders.

8.7.3 COMPANY shall, from time to time as reasonably required by AMDOCS, furnish AMDOCS' personnel required to be at COMPANY's premises, at no charge to AMDOCS, with space suitable for AMDOCS' needs and the following services: computer terminals and associated peripherals including access to E-mail/Internet; a communication line from COMPANY's data center to AMDOCS' development center in St. Louis, Missouri; reasonable use of facsimile machine and telephone for business purposes related to this Agreement only; and supplies, equipment and consumables, and reasonable secretarial services in English, at COMPANY's normal standards. All internal communications of AMDOCS using COMPANY's e-mail/telephone/facsimile systems will be private, confidential and proprietary to AMDOCS, and will be subject to COMPANY's standard policies and procedures.

8.7.4 COMPANY shall grant the designated personnel of AMDOCS such access to the premises and facilities of COMPANY as shall be reasonably necessary for the performance of AMDOCS' obligations under this Agreement and the applicable Orders.

8.7.5 AMDOCS shall indemnify, defend and hold harmless the COMPANY Indemnified Parties (as defined in Section 8.18.1) harmless from and against all Claims (as defined in Section 8.18.1) for personal injury or property damages resulting from the wrongful or negligent acts of AMDOCS employees or agents (including Authorized Subcontractors) while present at the premises and facilities of COMPANY.

8.7.6 COMPANY is aware that it is required to have the necessary computer equipment at its premises immediately upon the commencement of the provision of services hereunder. COMPANY shall, therefore, obtain such computer systems and provide AMDOCS upon the commencement of the Customization Services with reasonable access to such equipment for the sole purpose of providing services hereunder.

8.8      NO WAIVER

         No waiver of any rights arising under this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy and/or prejudice its rights to bring any action in respect thereof.

8.9      LIABILITY

8.9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CLAIMS IN RESPECT OF OR ARISING OUT OF THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE), INCURRED BY THE OTHER PARTY OR BY ANY THIRD PARTY WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THAT PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.9.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SOLE LIABILITY OF AMDOCS IN CASE OF ANY LOSS OR DAMAGE RESULTING FROM ANY ERROR OR DEFECT IN THE LICENSED PRODUCT(S) OR THE CUSTOMIZED PRODUCTS OR FROM THE SERVICES PROVIDED BY AMDOCS HEREUNDER THAT CAUSE ERRORS OR DEFECTS, WILL BE TO CORRECT, AS SOON AS IS REASONABLY POSSIBLE, SUCH ERROR OR DEFECT IN ACCORDANCE WITH AMDOCS' WARRANTY OR MAINTENANCE OBLIGATIONS. IN THE EVENT OF AN ERROR OR DEFECT THAT RENDERS THE LICENSED PRODUCT(S) OR CUSTOMIZED PRODUCTS INOPERATIVE OR HAS A MATERIAL ADVERSE EFFECT ON THE FUNCTIONING OF SUCH

PRODUCT(S), AMDOCS SHALL, AS SOON AS REASONABLY POSSIBLE, COMMENCE DIAGNOSTIC AND CORRECTIVE MEASURES, AND TAKE SUCH REMEDIAL MEASURES (INCLUDING, BUT NOT LIMITED TO, TEMPORARY FIXES, EMERGENCY BYPASSES AND/OR WORKAROUNDS) AS MAY BE REQUIRED TO CORRECT SUCH ERROR OR DEFECT, TO RENDER THE PRODUCT(S) OPERATIVE, AND/OR TO ELIMINATE SUCH MATERIAL ADVERSE EFFECT.

8.9.3 COMPANY SHALL HOLD AMDOCS HARMLESS IN CASE OF ANY SUIT OR CLAIM BY ANY THIRD PARTY ARISING FROM SPECIFICATIONS OR INSTRUCTIONS GIVEN BY COMPANY TO AMDOCS RELATING TO THE CUSTOMIZATIONS.

8.9.4 EXCEPT FOR AMDOCS' LIABILITY UNDER SECTIONS 8.7, 8.14 AND 8.18, AMDOCS' LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT AND ANY ORDER HEREUNDER FOR ANY CAUSE(S) WHATSOEVER SHALL NOT EXCEED ONE AND ONE-HALF MILLION DOLLARS ($1,500,000) PER SINGLE EVENT OR FIVE MILLION DOLLARS ($5,000,000) IN THE AGGREGATE, EXCEPT AS OTHERWISE SPECIFIED IN AN ORDER.

8.10     CONFLICT OF INTEREST

         AMDOCS represents and warrants that no officer, employee or agent of COMPANY has been or will be employed, retained, paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from AMDOCS, or any of AMDOCS' officers, employees or agents, in connection with obtaining, arranging or negotiating this Agreement or other documents entered into, or executed in connection herewith.

8.11     FORCE MAJEURE

         Each party will be excused for any delay in its performance resulting from causes beyond its control which were not reasonably foreseeable on the date of signing this Agreement including Acts of God, war, riot, civil disorder, embargo, acts of authorities, fire, earthquake or flood and only to the extent such event actually delays such performance. The party so delayed must notify the other party of the occurrence and cessation of such an event to be able to rely upon the terms of this
         Section 8.11, unless the event itself prevents notice of occurrence being given, in which case it shall be given as soon as reasonably practicable. In no event, however, shall performance hereunder by either party be excused under this Section for a period in excess of three (3) months.

8.12     SEVERABILITY

         If any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of AMDOCS and COMPANY shall be construed and enforced accordingly. In addition, the parties hereby agree to cooperate with each other to replace the invalid or unenforceable provision with a valid and enforceable one which will achieve the same economic result (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

8.13     ENTIRE AGREEMENT AND CHANGES

         With the exception of the Confidentiality Agreement referred to in
         Section 8.5, the terms and conditions contained in this Agreement and in any Orders issued and accepted hereunder constitute the entire agreement between COMPANY and AMDOCS with respect to the subject matter hereof and supersede all prior oral and written quotations, communications, representations, agreements and understandings of the parties with respect to the subject matter hereof. This Agreement may not be altered, amended or modified except by a written instrument signed by a duly authorized representative of each party. Any pre-printed terms that may appear on any of AMDOCS' documents or any of COMPANY's documents which add to, vary from or conflict with the provisions of this Agreement shall be void.

8.14     TERMINATION

8.14.1 Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:




         (i) The other party shall file a petition seeking relief for itself under the bankruptcy laws of any jurisdiction;


         (ii) An order for relief shall be entered against the other party under the bankruptcy laws of any jurisdiction, which order is not stayed; or upon the expiration of sixty (60) days after the filing of any involuntary bankruptcy petition against it without the petition being dismissed prior to that time; or


         (iii) The other party shall (a) make a general assignment for the benefit of its creditors; or (b) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of its property; or (c) admit its insolvency or inability to pay its debts generally as they become due; or (d) fail generally to pay its debts as they become due; or (e) take any action (or suffer any action to be taken by its director or shareholders) looking to its dissolution or liquidation.

8.14.2 COMPANY may terminate for convenience any Order prior to Acceptance, or any

Support Services Order or Maintenance Order, upon thirty (30) days prior written notice to AMDOCS. COMPANY shall pay to AMDOCS within thirty (30) days following the effective date of such termination: (i) in the case of fixed price Orders, the amounts due and payable under the payment installment immediately following the date of notice of the termination, provided such notice is received at least thirty (30) days prior to such payment installment, and (ii) in the case of time and material Orders, all amounts due to AMDOCS under the terminated Order until the effective date of such termination, plus, in the case of this sub-Section (ii), a fee in an amount equal to the fees charged by AMDOCS to COMPANY for such personnel during the month prior to termination.

8.14.3 COMPANY may, prior to Acceptance of a License or Customization Services Order, or at any time for a Maintenance Services or Support Services Order, provide notice of breach to AMDOCS if COMPANY reasonably determines that AMDOCS has committed a material breach of an Order. Within fifteen days of receipt of such notice, AMDOCS shall notify COMPANY in writing whether AMDOCS acknowledges or disputes the occurrence of such material breach.

8.14.3.1 If AMDOCS provides notice to COMPANY acknowledging the occurrence of such material breach and fails to cure the breach within thirty (30) days thereafter, then COMPANY shall be entitled to Terminate the applicable Order.

8.14.3.2 If AMDOCS provides notice to COMPANY disputing the occurrence of such material breach, then COMPANY shall be entitled to proceed with arbitration in accordance with the provisions of Section 8.15.3. In the event that there is an arbitral decision that AMDOCS has materially breached its obligations under the applicable Order, and AMDOCS does not cure such breach within thirty (30) days of the date of the arbitral decision, then COMPANY shall be entitled to Terminate the applicable Order, without limiting any other rights and remedies of COMPANY under this Agreement.

8.14.4 Upon Termination for breach, the following provisions will apply:

         a) Each party shall return to the other party any information in tangible form obtained in connection with the relevant Terminated Order from the other party;

         b) AMDOCS shall immediately cease performing work and incurring costs in connection with the relevant Terminated Order;

         c) COMPANY's licenses under the relevant Terminated Order will be deemed immediately terminated;

         (d) Within thirty (30) days of Termination, AMDOCS will return to COMPANY all License Fees actually received by AMDOCS for said terminated licenses; and

         (e) in the event that the Termination for breach consisted of AMDOCS' decision to cease work on any Order, then AMDOCS shall return to COMPANY all fees actually received by AMDOCS for licenses, services, and hardware under such Order within thirty (30) days of Termination.

8.14.5 Upon Termination for breach, COMPANY may exercise such remedies against AMDOCS as are available under this Agreement, only, with no other remedies available.

8.15      GOVERNING LAW, ESCALATION PROCEDURE AND ARBITRATION

8.15.1 The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Washington, without giving effect to its choice-of-law rules.

8.15.2 COMPANY and AMDOCS will endeavor to resolve any controversy or claim arising out of or relating to this Agreement or an Order through good faith negotiations, as follows: If such a controversy or claim should arise, the Project Managers of COMPANY and AMDOCS will attempt to resolve the matter within nine (9) days of the matter being referred to them, or any other period agreed upon by the parties; if the matter is not resolved by the project managers, it will be referred to the head of COMPANY's IT Department and AMDOCS' Vice President responsible for COMPANY; if the matter is not resolved by those persons within nine (9) days of the matter being referred to them, or any other period agreed upon by the parties, the matter will be referred to COMPANY's President and AMDOCS' President for Customer Care and Billing Division responsible for COMPANY/Senior Vice President. In the highly unlikely event that those persons are unable to resolve the matter within nine (9) days of the matter being referred to them, or any other period agreed upon, such matter will be resolved exclusively by arbitration as provided in Section 8.15.3.

8.15.3 Any controversy or claim, whether based on contract, tort or other legal theory (including, but not limited to, any claim of fraud or misrepresentation), arising out or relating to this Agreement, including its interpretation, performance, breach of or termination not resolved by good faith negotiations, as provided in Section 8.15.2, shall be resolved exclusively by arbitration in accordance with the following provisions:

         a) The arbitration will be conducted in New York, New York by a sole arbitrator ("Arbitrator") in accordance with the rules of the American Arbitration Association (the "Rules"). The Arbitrator shall be appointed by agreement of the parties; in the event that the parties fail to agree upon the appointment of the Arbitrator within thirty (30) days after a notice of arbitration is given by either party to the other, then the Arbitrator shall be selected and appointed in accordance with the Rules. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C.
               Section 1, et seq.

         b) Prior to his appointment, the Arbitrator shall be made aware of the terms of this Agreement and the relevant Order(s). The Arbitrator will be bound by the provisions of this Agreement including, but not limited to, the provisions of Section 3.5 (Warranty), Section 8.9 (Liability) and Section 8.14 (Termination). Prior to his appointment, selected Arbitrator shall be made aware of the terms of this Agreement and the relevant Order(s). Following his appointment, the Arbitrator shall set forth the schedule and timing of the arbitration proceedings.

         c) The Arbitrator shall have the right to assess the costs incurred by either party against the losing party or in such manner as he deems just. That award rendered by such Arbitrator shall be final and binding.

         d) Upon rendering an award or a decision, the Arbitrator shall set forth in writing the basis of such award or decision. Notwithstanding anything to the contrary, each party retains the right to request that a court of competent jurisdiction vacate the Arbitrator's award or decision on the grounds of the Arbitrator's failure to abide by the provisions of this Agreement or any applicable Order.

         e) Judgment on the award or any other final or interim decision rendered by the Arbitrator may be entered, registered or filed for enforcement purposes in any court having jurisdiction thereof.

8.16     INDEPENDENT CONTRACTOR

         AMDOCS undertakes the furnishing of services and performance of its obligations under this Agreement as an independent contractor. AMDOCS' personnel participating in the performance of this Agreement shall remain AMDOCS' employees. There shall be no employer-employee relationship between AMDOCS' employees and COMPANY, and COMPANY's employees and AMDOCS.

8.17     ASSIGNMENT AND SUBCONTRACTS

8.17.1 Any assignment, sub-contract or other transfer of a party's rights or obligations under this Agreement or under any Order issued hereunder requires the prior written consent of the other party. Prior to any such assignments, the assignee will be obliged to sign an undertaking to comply with all obligations under this Agreement and the applicable Orders. Any attempted assignment not complied with in the manner prescribed herein shall be null and void.

8.17.2 Notwithstanding the above, COMPANY may assign its rights and obligations hereunder to (1) any corporation resulting from any merger or other reorganization to which COMPANY is a party, (2) any corporation, partnership, association, or other person or entity to which COMPANY may transfer all or substantially all of its assets or business existing at such time, or (3) any COMPANY Affiliate Prior to any such assignment, the assignee will be obliged to sign an undertaking to comply with all obligations under this Agreement and the applicable Orders. Any attempted assignment not complied with in the manner prescribed herein shall be null and void. The entities referenced in sub-Sections 8.17.2(1) and 8.17.2(2) above are referred to as "Successors"

8.17.3 AMDOCS' performance of this Agreement may involve participation of sub-contractors. Thus, notwithstanding the above, the parties agree that AMDOCS may subcontract any of the services to be provided by AMDOCS hereunder to any of AMDOCS' Affiliates and/or to specialist subcontractors (all referred to in this Agreement as the "Authorized Subcontractors"), however:

         a) AMDOCS shall be responsible for the performance (or non-performance, as the case may be) of any part of this Agreement and any Order issued hereunder by the Authorized Subcontractors to which such part was assigned or subcontracted;

         b) the participation of the Authorized Subcontractors shall not affect any liability imposed on AMDOCS under this Agreement;

         c) AMDOCS' obligations under this Agreement and the Orders issued hereunder shall remain in full force and effect despite any act or omission of the Authorized Subcontractors; and

         d) Specialist subcontractors shall not be assigned by AMDOCS to COMPANY's facilities without the prior written consent of COMPANY.


         The applicable terms of this Agreement (including, without limitation, those referred to in Section 8.19) shall also apply to the Authorized Subcontractors. The parties agree that the Authorized Subcontractors will require access to the premises and facilities of COMPANY for their participation in the performance of this Agreement and the Orders issued hereunder, and that if so requested by AMDOCS, COMPANY shall deal with the personnel of the Authorized Subcontractors and with any reasonable requests of the Authorized Subcontractors, in all respects, as if such personnel were the personnel, and such requests were the requests, of AMDOCS.

8.17.4 Subject to Section 8.5, Company may utilize employees or third party consultants or contractors to perform modifications, enhancements, or adjustments to the Licensed Products or Customized Products in a manner similar to those provided by AMDOCS or an AMDOCS assignee.

8.18     INTELLECTUAL PROPERTY RIGHTS INDEMNITY

8.18.1 AMDOCS agrees to indemnify, defend and hold harmless COMPANY and its subsidiaries, affiliates, directors, officers, employees, agents and independent contractors (collectively, the "COMPANY Indemnified Parties") from and against from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages, including costs and reasonable attorneys' fees (collectively, "Claims") by a third party alleging that its Intellectual Property Rights have been infringed by COMPANY in the normal use or installation of the Licensed Products, the Customized Products or the Customizations pursuant to this Agreement; provided, however, that (i) AMDOCS is promptly notified in writing of such claim, (ii) AMDOCS shall have the sole control of the defense and/or settlement thereof, (iii) COMPANY furnishes to AMDOCS on request all information reasonably available to COMPANY for such defense, and (iv) COMPANY will not admit any such claim and/or make any payments with respect to such claim without the prior written consent of AMDOCS, such consent not to be unreasonably withheld or delayed.

8.18.2 The above indemnity shall not apply to Claims arising from or in connection with: (1) modifications made by COMPANY, (2) the instructions, specifications or requirements supplied by COMPANY for the Customized Product or any services to be provided by AMDOCS, or (3) COMPANY's combination of the Licensed Products or the Customized Product with other products not supplied by AMDOCS.

8.18.3 If any injunction or order is obtained against COMPANY's use of the Customized Product, AMDOCS, at its sole discretion and expense, and without limiting its other obligations and liabilities hereunder or under any Order, may:

         (a) procure for COMPANY the right to continue using the Customized Product; or

         (b) replace or modify the Customized Product to make them substantially similar, functionality equivalent, non-infringing Customized Product.

8.19     SURVIVAL OF OBLIGATIONS

         Obligations under this Agreement or any Order, which by their nature would continue beyond the Termination, expiration or ending in any other way of this Agreement or any Order, including by way of illustration only and not limited to, those in the Sections entitled Liability, Confidentiality and Warranty, shall survive the Termination, expiration or ending in any other way of this Agreement or any Order.

8.20     HEADINGS NOT CONTROLLING

         The headings of the Sections of this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

8.21     NOTICES

8.21.1 Any notice, demand or communication which under the terms of this Agreement or otherwise must or may be given or made by AMDOCS or COMPANY shall be in writing and shall be given or made by any delivery (courier) services requiring signature of receipt or fax addressed or transmitted, as the case may be, to the respective parties as follows:

         To:      COMPANY                         To:     AMDOCS

         3650 131st Avenue SE,                    AMDOCS (UK) Limited
         Suite 400                                Grand Building
         Bellevue, WA 98006                       1-3 Strand
                                                  London WC2 N5EJ
                                                  England

         Tel:                                     Tel:     +44 171 903 5169
         Fax:                                     Fax:     +44 171 903 5172
         Attention: Jim Medick, CIO               Attention:

         CC:  Legal Department


         Such notice, demand or other communications shall be deemed to have been given on the date confirmed as the actual date of delivery by the delivery service if sent by such service, or if sent by fax, on the next working day after transmission and receipt by the sender of a confirmation of transmission showing successful completion of the transmission. Notice sent by fax must also be confirmed by sending notice by delivery (courier) service (but shall be deemed to have been given on the next working day after transmission by fax and receipt by the sender of a confirmation of transmission showing successful completion of the transmission).


         The above addresses or fax numbers may be changed at any time by giving fifteen (15) days' prior written notice as provided above.

8.22     SUCCESSORS AND ASSIGNEES

         This Agreement shall be binding upon and inure to the benefit of the parties hereof and to their permitted successors and assignees.

8.23     NO THIRD PARTY BENEFICIARIES

         There are no third party beneficiaries to this Agreement, and nothing herein contained shall be deemed to confer any right whatsoever in favor of any party other than the direct parties hereto.

8.24     AUTHORITY

         Each party has full power and authority to enter into and perform this Agreement and the person signing this Agreement on behalf of each party has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

8.25     EXECUTION OF THE AGREEMENT

         In the event that this Agreement is not signed simultaneously by both parties, the Agreement will, unless otherwise agreed in writing, become null and void if the party who is the second signatory of this Agreement does not sign it and submit a signed copy to the party that signed it first within forty-five (45) days of the date on which the first party signed this Agreement. This Agreement may be executed in duplicate counterparts and both together will constitute one and the same document.





IN WITNESS WHEREOF, COMPANY and AMDOCS, pursuant to due corporate authority, have caused this Agreement to be signed in their respective names on the date(s) set forth below.


ACCEPTED:                                  ACCEPTED:

WESTERN WIRELESS CORPORATION               AMDOCS (UK) LIMITED
("COMPANY")                                ("AMDOCS")

By:     /s/ Mikal J. Thomsen               By:     /s/ Simon Cassif
   --------------------------------           ----------------------------------
        (Signature)                                (Signature)
Title:  President                          Title:  President
      -----------------------------              -------------------------------
        (Typed or Printed)                         (Typed or Printed)

Date:   September 17, 1999                 Date:   October 1, 1999
     ------------------------------             --------------------------------